                                                             EXHIBIT (h)(24)(c)

                                AMENDMENT NO. 3

   Amendment No. 3 made as of October 1, 2007, to that certain Agreement dated as of the 11th day of August, 1998 and any other Amendments and Addendums thereto, by and between The Dreyfus Corporation ("Dreyfus"), a New York corporation, and American General Life Insurance Company ("Client"), a Texas corporation. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Agreement unless the context requires otherwise.

   WHEREAS, Dreyfus and Client desire to amend the Agreement in order to add the Dreyfus Variable Investment Fund International Value Portfolio to Schedule A of the Agreement;

   NOW, THEREFORE, Dreyfus and Client hereby agree to amend the Agreement by replacing Schedule A with the revised Schedule A attached hereto.

   EXECUTED, on the date or dates set forth below to be effective as of the date first above written.

AMERICAN GENERAL LIFE INSURANCE COMPANY

                                        ATTEST:

By:
       -------------------------------  By:    -------------------------------
Name:
       -------------------------------  Name:  -------------------------------
Title:
       -------------------------------  Title: -------------------------------
Date:
       -------------------------------  Date:  -------------------------------

                                        (Corporate Seal)

THE DREYFUS CORPORATION

By:
       -------------------------------
Name:  Gary R. Pierce
       -------------------------------
Title: Controller
       -------------------------------
Date:
       -------------------------------

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                                  SCHEDULE A
                            (as of October 1, 2007)

                                                  Fee at an Annual Rate as a
                                                  Percentage of the Average
                                                Daily Net Asset Value of Fund
                                               Shares (held on Behalf of Client
Fund Name                          Share Class            Customers)
---------                          ----------- --------------------------------
Dreyfus Investment Portfolios
   MidCap Stock Portfolio            Initial                  __%

Dreyfus Variable Investment Fund
   Developing Leaders Portfolio      Initial                  __%
   International Value Portfolio     Initial                  __%
   Quality Bond Portfolio            Initial                  __%

The Dreyfus Socially Responsible
  Growth Fund, Inc.
                                     Initial                  __%